Exhibit 23.6

Consent of Independent Accountants

The Board of Directors
Apple REIT Nine, Inc.
Richmond, Virginia

          We consent to the following with respect to a Post-Effective Amendment on Form S-11 filed with the Securities and Exchange Commission by Apple REIT Nine, Inc.:

(1)

the use of our report dated October 13, 2008 with respect to the combined balance sheets of Santa Clarita Hotels Portfolio as of December 31, 2007 and 2006, and the related combined statements of income and cash flows for the years then ended, incorporated by reference herein

(2)

the use of our report dated June 4, 2010 with respect to the combined balance sheets of Raymond Hotels Portfolio, as of December 31, 2009 and 2008, and the related combined statements of income, comprehensive income and cash flows for the years then ended, incorporated by reference herein

(3)	the references to our firm as “experts” in such Post-Effective Amendment.

/s/ Wilson, Price, Barranco, Blankenship & Billingsley, P.C.

Montgomery, Alabama
July 19, 2010